ENERGY TRANSFER EQUITY, L.P.,
as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

________________________
FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 28, 2014
to
Indenture dated as of September 20, 2010,
As Supplemented by a First Supplemental Indenture dated as of September 20, 2010, a Second Supplemental Indenture dated as of December 20, 2011, a Second Supplemental Indenture dated as of February 16, 2012, a Third Supplemental Indenture dated as of April 24, 2012 and a Fourth Supplemental Indenture dated as of December 2, 2013

________________________

7.500% Senior Notes due 2020
5.875% Senior Notes due 2024

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of May 28, 2014 (the “Effective Date”), is between Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Partnership has executed and delivered to the Trustee an Indenture, dated as of September 20, 2010 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of September 20, 2010 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of December 20, 2011, a Second Supplemental Indenture, dated as of February 16, 2012, a Third Supplemental Indenture, dated as of April 24, 2012, and a Fourth Supplemental Indenture, dated as of December 2, 2013 (the “Fourth Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), pursuant to which the Partnership has duly issued 7.500% Senior Notes due 2020 (the “2020 Notes”) in the aggregate principal amount of $1,800,000,000, of which $1,187,000,000 in aggregate principal amount are outstanding as of the Effective Date, and 5.875% Senior Notes due 2024 (the “2024 Notes”) in the aggregate principal amount of $450,000,000, of which $450,000,000 in aggregate principal amount are outstanding as of the Effective Date;
WHEREAS, pursuant to Section 9.01 of the Base Indenture, as supplemented by Section 7.7 of the First Supplemental Indenture, with respect to the 2020 Notes, and by Section 7.7 of the Fourth Supplemental Indenture, with respect to the 2024 Notes, the Partnership and the Trustee may amend or supplement certain terms of the Indenture to cure any ambiguity, omission, defect or inconsistency without the consent of the Holders (as defined in the Base Indenture) and, in the case of the 2024 Notes, to conform the text of the Indenture to any provision of the Description of Notes (as defined in the Fourth Supplemental Indenture) to the extent that such provision of the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture;
WHEREAS, the Partnership desires to amend the Indenture to cure a defect in the Indenture;
WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Partnership has requested that the Trustee join in the execution of this Fifth Supplemental Indenture;
WHEREAS, the execution and delivery of this Fifth Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid and binding agreement of the Partnership enforceable in accordance with its terms have been duly performed and complied with; and
WHEREAS, the Partnership has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the Board Resolution (as defined in the Base Indenture) authorizing the execution of this Fifth Supplemental Indenture, (ii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.01, 9.06, 11.04 and 11.05 of the Base Indenture, and (iii) a written request to execute this Fifth Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have hereby agreed, for the equal and proportionate benefit of all Holders of the 2020 Notes and the 2024 Notes, as follows:
ARTICLE I
RELATION TO INDENTURE; DEFINITIONS
Section 1.1    Relation to Indenture.
With respect to the 2020 Notes and the 2024 Notes, this Fifth Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.2    Generally.
The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 1.3    Definition of Certain Terms.
Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.
ARTICLE II
AMENDMENTS TO THE INDENTURE
Section 2.1    Effectiveness of Fifth Supplemental Indenture.
This Fifth Supplemental Indenture shall become effective as of the date hereof.
Section 2.2    Amendments to Section 1.3 of the First Supplemental Indenture.
The definition of “Notes” in Section 1.3 of the First Supplemental Indenture is hereby amended to add the following immediately at the end of such definition:
“For all purposes of the Indenture the term “Notes” shall also include any additional Notes that may be issued under the Indenture after the Issue Date pursuant to Section 2.2 of the First Supplemental Indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.”
Section 2.3    Amendments to Section 1.3 of the Fourth Supplemental Indenture.
(a)    The definition of “SUG Holdco” in Section 1.3 of the Fourth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
“SUG Holdco” means ETE Sigma Holdco, LLC, a Delaware limited liability company, and its successors.

(b)     The definition of “Notes” in Section 1.3 of the Fourth Supplemental Indenture is hereby amended to add the following immediately at the end of such definition:
“For all purposes of the Indenture the term “Notes” shall also include any additional Notes that may be issued under the Indenture after the Issue Date pursuant to Section 2.2 of the Fourth Supplemental Indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.”
Section 2.4    Amendments to Indenture
(a)    With respect to the 2024 Notes, Section 6.01 of the Base Indenture and Section 7.5 of the Fourth Supplemental Indenture are hereby amended by (i) deleting clause (e) of Section 6.01 of the Base Indenture and (ii) inserting the following new clause (e):
“(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) and (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;”
(b)    With respect to the 2020 Notes, Section 9.01 of the Base Indenture and Section 7.7 of the First Supplemental Indenture are hereby amended by (i) deleting the “or” at the end of clause (n) of Section 9.01 of the Base Indenture and deleting the period at the end of clause (o) and inserting “; or” in its place and (ii) inserting the following new clause (p):
“(p)” to provide for the issuance of additional Notes in accordance with Section 2.2 of the First Supplemental Indenture.”
(c)    With respect to the 2024 Notes, Section 9.01 of the Base Indenture and Section 7.7 of the Fourth Supplemental Indenture are hereby amended by (i) deleting the “or” at the end of clause (n) of Section 9.01 of the Base Indenture and deleting the period at the end of clause (o) of Section 9.01 of the Base Indenture and inserting “; or” in its place and (ii) inserting the following new clause (p):
“(p)” to provide for the issuance of additional Notes in accordance with Section 2.2 of the Fourth Supplemental Indenture.”

ARTICLE III
MISCELLANEOUS PROVISIONS
Section 3.1     Ratification of Indenture.
The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 3.2     Trustee Not Responsible for Recitals.
The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.
Section 3.3     Headings.
The headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.4     Counterpart Originals.
The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.5     Severability.
In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.6    Successors and Assigns.
This Fifth Supplemental Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Fifth Supplemental Indenture shall inure to benefit of all Holders of the 2020 Notes and the 2024 Notes from time to time. Nothing expressed or mentioned in this Fifth Supplemental Indenture is intended to or shall be construed to give any Person, other than the parties hereto, their respective successor and assigns, and the Holders of the 2020 Notes and the 2024 Notes, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or any provision herein contained.
Section 3.7     Governing Law.
THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER: ENERGY TRANSFER EQUITY, L.P., By: LE GP, LLC Its: General Partner By: _/s/ John W. McReynolds__________ Name: John W. McReynolds Title: President

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION By: _/s/ Steven A. Finklea_____________ Name: Steven A. Finklea Title: Vice President

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]